UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2009

ECOSOLUTIONS INTL
(Exact Name of Registrant as Specified in Charter)

Nevada
(State of Incorporation)

000-53225	04-3803966
(Commission File Number)	(I.R.S. Employer Identification No.)

295 East Main Street, Suite 1, Ashland, Oregon	97520
(Address of Principal Executive Offices)	(Zip Code)

(541) 552-9360
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Secured Promissory Note

On August 18, 2009, the Registrant issued a secured promissory note (the “Note”) to William Patridge, its Chief Executive Officer (“Patridge”), in the principal amount of $3,608,457.38.  The Note represents the Registrant’s aggregate indebtedness to Patridge as of that date, which such amounts were advanced by Patridge to the Registrant in connection with funding the Registrant’s business operations.

The Note bears interest at 10% per annum, and includes a default interest rate of 12%. The principal unpaid balance of the Note, together with accrued interest, is due and payable on December 31, 2009.  The Note was issued in replacement of all instruments, promissory notes and other documents previously executed between the Registrant and Patridge in respect of the Registrant’s indebtedness to Patridge (the “Prior Debt Documents”).  The Note is secured by all of the Registrant’s assets pursuant to a security agreement, dated August 18, 2009 (the “Security Agreement”), between the Registrant and Patridge.

A copy of the Note is filed as an exhibit to this Current Report on Form 8-K.  The summary of the Note set forth above is qualified by reference to such exhibit.

Security Agreement

Pursuant to the Security Agreement, the Registrant granted to Patridge a security interest in all of its assets to secure its indebtedness under the Note.  The security interest was given in consideration of (i) Patridge’s agreement to extend the maturity date of the Registrant’s obligations under the Prior Debt Documents, and (ii) Patridge’s agreement to waive the Registrant’s recent defaults under the Prior Debt Documents.

A copy of the Security Agreement is filed as an exhibit to this Current Report on Form 8-K.  The summary of the Security Agreement set forth above is qualified by reference to such exhibit.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

Exhibit No.	Description
10.1	Secured Promissory Note, dated August 18, 2009, issued by ecoSolutions Intl in favor of William Patridge

10.2	Security Agreement, dated August 18, 2009, between ecoSolutions Intl and William Patridge

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ECOSOLUTIONS INTL

Date: August 19, 2009	By:	/s/ WILLIAM PATRIDGE
William Patridge,
Chief Executive Officer